Rackspace Hosting Reports First Quarter 2010 Results

For the quarter ended March 31, 2010:

•	Net revenue of $178.8 million grew 23.2% year-over-year and 5.5% from Q4 2009
•	Adjusted EBITDA (1) of $59.4 million grew 31.8% year-over-year and 6.1% from Q4 2009
•	Achieved adjusted EBITDA margin of 33.2%, up from 31.1% in Q1 2009 and 33.0% in Q4 2009
•	Net income of $9.8 million grew 48.9% year-over-year and 8.6% from Q4 2009

SAN ANTONIO – May 3, 2010 – Rackspace® Hosting, Inc. (NYSE: RAX), the world's leader in the hosting and cloud computing industry, announced financial results for the quarter ended March 31, 2010.

Net revenue for the first quarter ended March 31, 2010 was $178.8 million, up 5.5% from the previous quarter and up 23.2% from the first quarter of 2009.  Net revenue for the first quarter of 2010 was negatively impacted by currency exchange rates when compared to the fourth quarter of 2009, but was favorably impacted when compared to the first quarter of 2009.

Changes in currency exchange rates quarter-over-quarter had a negative impact on net revenue of $2.1 million, and a positive impact on net revenue of $3.6 million on a year-over-year basis.

Managed hosting revenue for the quarter increased to $159.5 million, up from $152.4 million in the fourth quarter of 2009.  Cloud revenue increased to $19.3 million in the quarter, up from $17.1 million in the fourth quarter of 2009.

Total server count increased to 59,876, up from 56,671 servers at the end of the fourth quarter of 2009, and total customers increased to 99,446, up from 90,925 at the end of the fourth quarter of 2009.

“We are very pleased with our performance in Q1 as we accelerated revenue growth while improving margins,” said Lanham Napier, president and chief executive officer. “2010 will be an exciting year for Rackspace.  Our advantages as the leader and specialist in hosted computing, and provider of Fanatical Support®, are validated every day by customers who pay us premium rates, stay with us for years, and recommend us to their friends.  Our customers are incredibly loyal.  We aspire to serve them so well that we will be known as the most trusted company in all of IT.  We have earned a strong position in the market, and we will create more and more value for our stakeholders.  We see the opportunity, and we intend to grab it.”

Adjusted EBITDA for the quarter was $59.4 million, a 6.1% increase compared to the fourth quarter of 2009 and a 31.8% increase compared to the first quarter of 2009.  The adjusted EBITDA margin for the quarter was 33.2%, up from 33.0% in the fourth quarter of 2009 and 31.1% in the first quarter of 2009.  Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $1.8 million for the quarter relating to operating leases.

Net income was $9.8 million for the quarter, up 8.6% from the previous quarter and up 48.9% from the first quarter of 2009.  Net income margin for the quarter was 5.5% compared to 5.3% for the previous quarter and 4.5% for the first quarter of 2009.

“Our first quarter results delivered on our commitment to improve revenue growth while maintaining profitability.  When we look at our total addressable market, we continue to believe that hosting and cloud computing represent a massive, virtually untapped market opportunity for Rackspace.  We will continue to aggressively pursue this multi-year, multi-billion dollar opportunity, but we remain committed to doing so in a financially disciplined manner.” said Bruce Knooihuizen, chief financial officer.

Cash flow from operating activities was $50.9 million for the first quarter of 2010. Capital expenditures were $55.4 million, including $32.5 million for purchases of customer gear, $16.6 million for data center build outs, $1.2 million for office build outs, and $5.0 million for capitalized software and other projects.  For the full year of 2010, the company continues to expect total capital expenditures of $185 to $235 million.

Adjusted free cash flow (1) for the quarter was $1.4 million.

At the end of the first quarter of 2010, cash and cash equivalents were $131.3 million. Included in that amount are investments in money market funds in the amount of $60.7 million. Debt obligations totaled $169.5 million consisting of $112.7 million related to capital leases and $56.8 million related to current and non-current debt. $50.0 million of non-current debt is related to borrowings on the company’s line of credit. The company has an additional $194.4 million available for future borrowings on the company’s line of credit.

On a worldwide basis, Rackspace employed 2,905 Rackers as of March 31, 2010, up from 2,774 Rackers as of December 31, 2009 and 2,661 Rackers as of March 31, 2009.

Rackspace Developments and Business Highlights

•
Inaugural Financial Analyst Day:  On May 6th, Rackspace will host its first Financial Analyst day in New York City.  The event is designed to give financial analysts and institutional investors an opportunity to hear from members of the Rackspace leadership team as well as key customers. Presentations will cover the company's strategic approach, the market opportunity and financial performance and goals.

•
Enhancements to Partner Program:  Rackspace is committed to building its indirect channel business. Ongoing investment included the February announcement of a new cloud partner program designed to allow Rackspace partners to more efficiently add affiliates and resell cloud hosting services.  This program builds on Rackspace’s well-established managed hosting partner program, which includes member companies such as NetApp, Dell and Magento.

•
Accelerated Traction in Enterprise Offering:  During the first quarter of 2010, Rackspace added 14 new enterprise customers to its installed base including Apache Corporation, an $8.7 billion independent energy company in the natural gas, crude oil and natural gas liquids sector.

•
Launch of Oracle Enterprise Linux Cloud Solution:  In March, Rackspace added Oracle’s Enterprise Linux platform to its Cloud offering, extending the breadth of the Cloud offering and enhancing the appeal of Cloud for enterprise customers.

•
Forbes Names Lanham Napier to List of 15 Most Powerful CEOs under 40:  Named CEO in 2006, Napier has played a significant role in growing the company from less than 100 Rackers in 2000 to its current stature.

Conference Call and Webcast

Management will host a conference call to discuss its first quarter 2010 financial results today at 4:30 p.m. EST. To access the conference call, please dial 888-389-5997 from the United States or dial 719-457-2626 from abroad and reference pass code 4999437. A live webcast and a replay of the conference call will be available on Rackspace’s website, located at ir.rackspace.com.

About Rackspace Hosting
Rackspace Hosting is the world leader in hosting. The San Antonio-based company provides its customers Fanatical Support ® in their portfolio of hosted IT services, including Managed Hosting, Cloud Computing and Email and Apps.  For more information, visit www.rackspace.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the continuation or further deterioration of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting’s Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010 and in Rackspace Hosting’s Form 10-Q for the quarter ended March 31, 2010 that will be filed on or before May 10, 2010. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Jason Luce	Rachel Ferry
210-312-7291	210-312-3732
ir@rackspace.com	rachel.ferry@rackspace.com

Consolidated Statements of Income

	Three Months Ended
	(Unaudited)
	March 31,	December 31,	March 31,
(In thousands, except per share data)	2009	2009	2010
Net revenue	$145,077	$169,516	$178,805
Costs and expenses:
Cost of revenue	46,210	53,405	57,007
Sales and marketing	20,502	20,016	21,977
General and administrative	37,540	45,388	46,395
Depreciation and amortization	27,804	35,018	36,698
Total costs and expenses	132,056	153,827	162,077
Income from operations	13,021	15,689	16,728
Other income (expense):
Interest expense	(2,535)	(2,096)	(2,144)
Interest and other income (expense)	(91)	90	185
Total other income (expense)	(2,626)	(2,006)	(1,959)
Income before income taxes	10,395	13,683	14,769
Income taxes	3,807	4,648	4,957
Net income	$6,588	$9,035	$9,812

Net income per share
Basic	$0.06	$0.07	$0.08
Diluted	$0.05	$0.07	$0.07

Weighted average number of shares outstanding
Basic	117,608	122,891	123,981
Diluted	121,889	131,524	132,439

Consolidated Balance Sheets

(In thousands)	December 31,	March 31,
	2009	2010
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$125,425	$131,297
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,298 as of December 31, 2009
and $3,402 as of March 31, 2010	38,732	39,149
Income taxes receivable	7,509	10,754
Deferred income taxes	9,764	7,745
Prepaid expenses and other current assets	10,239	11,023
Total current assets	191,669	199,968

Property and equipment, net	432,971	448,583
Goodwill	22,329	23,329
Intangible assets, net	10,790	9,243
Other non-current assets	10,886	10,606
Total assets	$668,645	$691,729

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$89,773	$92,828
Current portion of deferred revenue	17,113	16,276
Current portion of obligations under capital leases	46,415	49,129
Current portion of debt	4,893	4,661
Total current liabilities	158,194	162,894

Non-current deferred revenue	2,331	1,768
Non-current obligations under capital leases	63,287	63,544
Non-current debt	52,791	52,183
Non-current deferred income taxes	30,850	26,945
Other non-current liabilities	11,765	13,970
Total liabilities	319,218	321,304

Commitments and Contingencies

Stockholders' equity:
Common stock	124	124
Additional paid-in capital	251,337	266,696
Accumulated other comprehensive loss	(10,257)	(14,430)
Retained earnings	108,223	118,035
Total stockholders’ equity	349,427	370,425
Total liabilities and stockholders’ equity	$668,645	$691,729

Consolidated Statements of Cash Flows

(In thousands)	Three Months Ended
	(Unaudited)
	March 31,	December 31,	March 31,
	2009	2009	2010
Cash Flows From Operating Activities
Net income	$6,588	$9,035	$9,812
Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation and amortization	27,804	35,018	36,698
Loss on disposal of equipment, net	176	51	148
Provision for bad debts and customer credits	2,309	1,499	536
Deferred income taxes	2,507	4,290	(1,721)
Deferred rent	(107)	2,329	1,804
Share-based compensation expense	4,237	5,258	5,978
Other non-cash compensation expense	85	104	104
Excess tax benefits from share-based
compensation arrangements	-	-	(7,015)
Changes in certain assets and liabilities
Accounts receivables	(6,336)	(84)	(1,366)
Income taxes receivable	(257)	(3,437)	3,770
Accounts payable and accrued expenses	(6,551)	11,817	3,407
Deferred revenue	304	1,231	(1,074)
All other operating activities	40	(1,460)	(188)
Net cash provided by operating activities	30,799	65,651	50,893

Cash Flows From Investing Activities
Purchases of property and equipment, net	(25,589)	(34,652)	(39,622)
Net cash used in investing activities	(25,589)	(34,652)	(39,622)

Cash Flows From Financing Activities
Principal payments of capital leases	(9,838)	(12,167)	(12,796)
Principal payments of notes payable	(751)	(821)	(840)
Payments on line of credit	(100,000)	-	-
Proceeds from employee stock plans	2,235	4,759	2,262
Excess tax benefits from share-based compensation arrangements	-	-	7,015
Net cash provided by (used in) financing activities	(108,354)	(8,229)	(4,359)

Effect of exchange rate changes on cash and cash equivalents	(243)	(295)	(1,040)

Increase (decrease) in cash and cash equivalents	(103,387)	22,475	5,872

Cash and cash equivalents, beginning of period	238,407	102,950	125,425

Cash and cash equivalents, end of period	$135,020	$125,425	$131,297

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$11,683	$12,398	$15,766

Shares issued in business combinations	$765	$-	$-
Cash payments for interest, net of amount capitalized	$2,543	$1,947	$2,144
Cash payments for income taxes	$759	$3,351	$3,414

Key Metrics – Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except annualized net	March 31,	June 30,	September 30,	December 31,	March 31,
revenue per average technical square foot)	2009	2009	2009	2009	2010
Growth
Managed hosting customers at period end	19,048	19,363	19,328	19,304	19,366
Cloud customers at period end**	43,030	51,440	61,616	71,621	80,080
Number of customers at period end	62,078	70,803	80,944	90,925	99,446

Managed hosting, net revenue	$134,204	$138,943	$147,065	$152,394	$159,536
Cloud, net revenue	$10,873	$13,052	$15,334	$17,122	$19,269
Net revenue	$145,077	$151,995	$162,399	$169,516	$178,805
Revenue growth (year over year)	21.3%	16.2%	17.4%	18.4%	23.2%

Net upgrades (monthly average)	0.9%	1.2%	1.2%	1.3%	1.1%
Churn (monthly average)	-1.1%	-1.0%	-1.1%	-0.8%	-0.9%
Growth in installed base (monthly average) *	-0.2%	0.2%	0.1%	0.4%	0.2%

Number of employees (Rackers) at period end	2,661	2,648	2,730	2,774	2,905
Number of servers deployed at period end	50,038	52,269	54,655	56,671	59,876

Profitability
Income from operations	$13,021	$13,403	$13,128	$15,689	$16,728
Depreciation and amortization	$27,804	$29,711	$32,696	$35,018	$36,698
Share-based compensation expense
Cost of revenue	$629	$675	$778	$768	$969
Sales and marketing	$698	$721	$826	$639	$880
General and administrative	$2,910	$3,621	$4,008	$3,851	$4,129
Total share-based compensation expense	$4,237	$5,017	$5,612	$5,258	$5,978
Adjusted EBITDA (1)	$45,062	$48,131	$51,436	$55,965	$59,404

Adjusted EBITDA margin (1)	31.1%	31.7%	31.7%	33.0%	33.2%

Operating income margin	9.0%	8.8%	8.1%	9.3%	9.4%

Income from operations	$13,021	$13,403	$13,128	$15,689	$16,728
Effective tax rate	36.6%	36.2%	33.9%	34.0%	33.6%
Net operating profit after tax (NOPAT) (1)	$8,255	$8,551	$8,678	$10,355	$11,107
NOPAT margin	5.7%	5.6%	5.3%	6.1%	6.2%

Capital efficiency and returns
Interest bearing debt	$201,507	$210,284	$167,976	$167,386	$169,517
Stockholders' equity	$282,880	$308,823	$330,392	$349,427	$370,425
Less: Excess cash	$(117,611)	$(129,638)	$(83,462)	$(105,083)	$(109,840)
Capital base	$366,776	$389,469	$414,906	$411,730	$430,102
Average capital base	$368,127	$378,123	$402,188	$413,318	$420,916
Capital turnover (annualized)	1.58	1.61	1.62	1.64	1.70

Return on capital (annualized) (1)	9.0%	9.0%	8.6%	10.0%	10.6%

Capital expenditures
Purchases of property and equipment, net	$25,589	$31,027	$26,024	$34,652	$39,622
Vendor financed equipment purchases	$11,683	$23,637	$20,664	$12,398	$15,766
Total capital expenditures	$37,272	$54,664	$46,688	$47,050	$55,388

Customer gear	$19,255	$32,448	$28,705	$28,421	$32,488
Data center build outs	$11,386	$13,914	$4,028	$7,880	$16,644
Office build outs	$2,239	$1,651	$5,432	$5,350	$1,220
Capitalized software and other projects	$4,392	$6,651	$8,523	$5,399	$5,036
Total capital expenditures	$37,272	$54,664	$46,688	$47,050	$55,388

Infrastructure capacity and utilization
Technical square feet of data center space at period end ***	157,523	177,371	167,821	162,848	169,998
Annualized net revenue per average technical square foot ***	$3,969	$3,631	$3,764	$4,101	$4,298
Utilization rate at period end	64.6%	59.8%	62.3%	65.3%	66.5%

* Due to rounding, totals may not equal the sum of the line items in the table above.
** Amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third party storage solution are excluded.
*** Technical square footage excludes 30,250 square feet and 4,400 square feet for unused portions of the Chicago and
Northern Virginia facilities, respectively.
(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010

Net revenue	$145,077	$151,995	$162,399	$169,516	$178,805
Costs and expenses:
Cost of revenue	46,210	48,235	53,093	53,405	57,007
Sales and marketing	20,502	19,080	19,860	20,016	21,977
General and administrative	37,540	41,566	43,622	45,388	46,395
Depreciation and amortization	27,804	29,711	32,696	35,018	36,698
Total costs and expenses	132,056	138,592	149,271	153,827	162,077
Income from operations	13,021	13,403	13,128	15,689	16,728
Other income (expense):
Interest expense	(2,535)	(2,172)	(2,147)	(2,096)	(2,144)
Interest and other income (expense)	(91)	(267)	523	90	185
Total other income (expense)	(2,626)	(2,439)	(1,624)	(2,006)	(1,959)
Income before income taxes	10,395	10,964	11,504	13,683	14,769
Income taxes	3,807	3,973	3,900	4,648	4,957
Net income	$6,588	$6,991	$7,604	$9,035	$9,812

	Three Months Ended
(Percent of net revenue)	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses
Cost of revenue	31.9%	31.7%	32.7%	31.5%	31.9%
Sales and marketing	14.1%	12.6%	12.2%	11.8%	12.3%
General and administrative	25.9%	27.3%	26.9%	26.8%	25.9%
Depreciation and amortization	19.2%	19.5%	20.1%	20.7%	20.5%
Total costs and expenses	91.0%	91.2%	91.9%	90.7%	90.6%
Income from operations	9.0%	8.8%	8.1%	9.3%	9.4%
Other income (expense):
Interest expense	-1.7%	-1.4%	-1.3%	-1.2%	-1.2%
Interest and other income (expense)	-0.1%	-0.2%	0.3%	0.1%	0.1%
Total other income (expense)	-1.8%	-1.6%	-1.0%	-1.2%	-1.1%
Income before income taxes	7.2%	7.2%	7.1%	8.1%	8.3%
Income taxes	2.6%	2.6%	2.4%	2.7%	2.8%
Net income	4.5%	4.6%	4.7%	5.3%	5.5%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.  See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Net revenue	$145,077	$151,995	$162,399	$169,516	$178,805

Income from operations	$13,021	$13,403	$13,128	$15,689	$16,728

Net income	$6,588	$6,991	$7,604	$9,035	$9,812
Plus: Income taxes	3,807	3,973	3,900	4,648	4,957
Plus: Total other (income) expense	2,626	2,439	1,624	2,006	1,959
Plus: Depreciation and amortization	27,804	29,711	32,696	35,018	36,698
Plus: Share-based compensation expense	4,237	5,017	5,612	5,258	5,978
Adjusted EBITDA	$45,062	$48,131	$51,436	$55,965	$59,404

Operating income margin	9.0%	8.8%	8.1%	9.3%	9.4%

Adjusted EBITDA margin	31.1%	31.7%	31.7%	33.0%	33.2%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities and deferred income taxes); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Income from operations	$13,021	$13,403	$13,128	$15,689	$16,728
Effective tax rate	36.6%	36.2%	33.9%	34.0%	33.6%
Net operating profit after tax (NOPAT)	$8,255	$8,551	$8,678	$10,355	$11,107

Net income	$6,588	$6,991	$7,604	$9,035	$9,812

Total assets at period end	$601,434	$656,793	$625,330	$668,645	$691,729
Less: Excess cash	(117,611)	(129,638)	(83,462)	(105,083)	(109,840)
Less: Accounts payable and accrued expenses	(71,211)	(87,316)	(77,108)	(89,773)	(92,828)
Less: Deferred revenue (current and non-current)	(20,374)	(20,011)	(18,222)	(19,444)	(18,044)
Less: Other non-current liabilities and deferred income taxes	(25,462)	(30,359)	(31,632)	(42,615)	(40,915)
Capital base	$366,776	$389,469	$414,906	$411,730	$430,102

Average total assets	$643,348	$629,114	$641,062	$646,988	$680,187
Average capital base	$368,127	$378,123	$402,188	$413,318	$420,916

Return on assets (annualized)	4.1%	4.4%	4.7%	5.6%	5.8%
Return on capital (annualized)	9.0%	9.0%	8.6%	10.0%	10.6%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor financed equipment purchases), cash payments for interest, net, and cash refunds (payments) for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated, and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc.  Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

Three Months Ended
(In thousands)	March 31, 2010
(Unaudited)
Adjusted EBITDA	$59,404
Non-cash deferred rent	1,804
Total capital expenditures	(55,388)
Cash payments for interest, net	(2,098)
Cash refunds (payments) for income taxes, net	(2,284)
Adjusted free cash flow	$1,438

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity.  Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

(Dollars in thousands)	As of March 31,
	2010
	(Unaudited)
Obligations under capital leases	$112,673
Debt	56,844
Total debt	$169,517
Less: Cash and cash equivalents	(131,297)
Net debt	$38,220
Adjusted EBITDA (trailing twelve months)	$214,936

Net leverage	0.18	x